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                                                                  EXHIBIT 3.11

                              SECRETARY OF STATE
                    [THE GREAT SEAL OF THE STATE OF NEVADA]
                                STATE OF NEVADA


                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that A.C. FOOD SERVICES, INC. did on FEBRUARY 20, 1997 file in this office the original Article S of Incorporation, that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                  IN WITNESS WHEREOF, I have hereunto set my hand and
[SEAL] affixed the Great Seal of State, at my office, in Carson City, Nevada, on FEBRUARY 20, 1997.

                  /s/ DEAN HELLER
                  -----------------------
                  Secretary of State

                  By     [SIG]
                     --------------------
                     Certification Clerk


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                            ARTICLES OF INCORPORATION
                                       OF
                            A.C. FOOD SERVICES, INC.


            THE UNDERSIGNED, acting as the incorporator of a corporation under the Nevada General Corporation Law, Title 7, Chapter 78 of the Nevada Revised Statutes, as amended (hereinafter called the "Act"), being a natural person at least eighteen years of age, hereby adopts the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME

            The name of the corporation (the "Corporation") is A.C. Food Services, Inc.

                        ARTICLE II - PURPOSES AND POWERS

            SECTION 2.1 PURPOSES. The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Act, including without limitation the marketing of food services.

            SECTION 2.2 POWERS. The Corporation shall have and exercise all powers necessary or convenient for the carrying out of any or all of the purposes for which it is organized.

                               ARTICLE III - STOCK

            SECTION 3.1 NUMBER OF SHARES. The aggregate number of shares of capital stock which the Corporation shall be authorized to issue is 50,000 shares with a par value of $0.01 per share.

            SECTION 3.2 CLASSIFICATION; RIGHTS AND PREFERENCES. All shares of capital stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences.

            SECTION 3.3 STOCK NOT ASSESSABLE. Fully paid shares of capital stock of the Corporation shall not be liable to any call and shall be nonassessable.


                           ARTICLE IV - RESIDENT AGENT
                              AND REGISTERED OFFICE

            The name of the initial resident agent and the address of the initial registered office of the Corporation are as follows:

            Name                            Address

            The Corporation Trust           1 East First Street
            Company of Nevada               Reno, Nevada 89501

                              ARTICLE V - DIRECTORS

            The number of directors constituting the initial board of directors of the Corporation shall be one (1) unless and until changed by bylaw. The name and address of the member of the initial board of directors, are as follows:

            Name                            Address

            Craig H. Neilsen                777 West Lake Mead Drive
                                            Henderson, Nevada 89009

                ARTICLE VI - LIMITATION UPON DIRECTORS' LIABILITY

            To the fullest extent permitted by the Act, as the same now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

                            ARTICLE VII- INCORPORATOR

            The name and address of the incorporator of the Corporation are as follows:

            Name                             Address

            Sylvia I. Iannucci               79 South Main St, Suite 500
                                             Salt Lake City, UT 84111


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            DATED this 19th day of February, 1997.
                       ----

                                             /s/ SYLVIA I. IANNUCCI
                                             ----------------------------------
                                             Sylvia I. Iannucci
                                             Incorporator

            The undersigned hereby accepts appointment as registered agent of the foregoing corporation and confirms that the undersigned meets the requirements of section 78.090 of the Nevada Revised Statutes.


                                             ----------------------------------
                                             The Corporation Trust
                                             Company of Nevada
                                             Resident Agent




STATE OF  UTAH       )
                     : ss.
COUNTY OF SALT LAKE  )

            On the 19th day of February, 1997, personally appeared before the incorporator, Sylvia I. Iannucci, whose identity was personally known to me or proved to me on the basis of satisfactory evidence, who in my presence voluntarily subscribed the foregoing Articles of Incorporation and affirmed and verified that the contents thereof are true and correct.



[SEAL]       LINDA R. WEBB
             NOTARY OF PUBLIC
             STATE OF UTAH
             MY COMM. EXPIRES NOV 12, 1998
             201 S MAIN #1800 SLC UT 84111


                                             /s/ LINDA R. WEBB
                                             ----------------------------------
                                             Notary Public


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